Exhibit 10.15

LTF HOLDINGS, INC.

2015 EQUITY INCENTIVE PLAN

RESTRICTED STOCK AGREEMENT

GRANT NOTICE

The participant set forth below (the “Participant”) has been granted Restricted Stock, subject to the terms and conditions of the LTF Holdings, Inc. 2015 Equity Incentive Plan, as amended from time to time (the “Plan”) and this Restricted Stock Agreement, which includes the terms in this Grant Notice (the “Grant Notice”) and Appendix A attached hereto (collectively, this “Agreement”). Unless otherwise defined herein, the terms defined in the Plan shall have the same defined meanings in this Agreement.

Participant:	Bahram Akradi

Grant Date:	April 1, 2016

Total Number of Shares of Restricted Stock:	66,500

Type of Restricted Stock	Common Stock

Vesting Schedule:

Subject to Section 2.2(a) of Appendix A hereto:

(1) Ten percent (10%) of the Total Number of Shares of Restricted Stock awarded hereunder (the “Time Vesting Shares”) shall vest on each of the first five anniversaries of the Grant Date; provided that the Time Vesting Shares shall vest in full upon the consummation of a Change in Control to the extent not forfeited prior thereto; and

(2) fifty percent (50%) of the Total Number of Shares of Restricted Stock awarded hereunder shall vest on April 1 following the end of (i) the fiscal year in which the Grant Date occurs or (ii) any later fiscal year ending on or prior to December 31, 2020 (or, if later, the date upon which the Board determines the EBITDA for such year), subject to the achievement of the Target EBITDA (as defined below) for such fiscal year (as determined by the Board).

For purposes of this Agreement, “Target EBITDA” for any fiscal year is set forth on Appendix B attached hereto.

Both the Company and the Participant acknowledge and agree that this Agreement, the Plan and the Stockholders Agreement constitute the entire agreement between the Company and the Participant regarding the terms and conditions of the Restricted Stock awarded hereunder, and that the foregoing supersede all prior communications, agreements, and understandings, written or oral, with respect to the terms and conditions of such Restricted Stock. ACCORDINGLY, PLEASE BE SURE TO READ ALL OF THIS AGREEMENT (INCLUDING THE GRANT NOTICE, APPENDIX A AND APPENDIX B), THE PLAN AND THE STOCKHOLDERS AGREEMENT.

LTF HOLDINGS, INC.:		PARTICIPANT:

By:		By:
Name:	James Spolor	Name:	Bahram Akradi
Title:	VP, Dep. Gen. Consl. & Secr.

APPENDIX A

TO THE RESTRICTED STOCK AGREEMENT

Pursuant to this Agreement, the Company has awarded to the Participant the number of shares of Restricted Stock under the Plan set forth in the Grant Notice.

ARTICLE I.

GENERAL

1.1    Definitions. All capitalized terms used in this Agreement without definition shall have the meanings ascribed in the Plan and the Grant Notice.

1.2    Incorporation of Terms. The Restricted Stock is subject to the terms and conditions of the Plan, which are incorporated herein by reference, and the Stockholders Agreement. In the event of any inconsistency between the Plan and this Agreement, the terms of the Plan shall control. In the event of any inconsistency between the Stockholders Agreement and this Agreement, the terms of the Stockholders Agreement shall control.

ARTICLE II.

AWARD OF RESTRICTED STOCK

2.1    Award of Restricted Stock.

(a)    Award. As of the Grant Date, the Company issued to the Participant the number of shares of Restricted Stock set forth in the Grant Notice in consideration of the Participant’s agreement to remain in the service or employ of the Company or one of its subsidiaries, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged. Such shares of Restricted Stock and any dividends and distributions made or declared with respect to such shares, in each case, whether vested or unvested shall sometimes be referred to herein as “Shares.”

(b)    Book Entry Form; Certificates. At the sole discretion of the Board, the Shares will be issued in either (i) uncertificated form, with the Shares recorded in the name of the Participant in the books and records of the Company’s transfer agent with appropriate notations regarding the Restrictions; or (ii) certificate form subject to the terms of Section 2.1(c). For purposes of this Agreement, “Restrictions” shall mean the forfeiture provision in Section 2.2(a) and the other restrictions set forth in this Agreement or the Plan.

(c)    Legend. Shares issued pursuant to this Agreement shall bear such legend or legends as shall be determined by the Board.

(d)    Escrow. The Secretary of the Company or such other escrow holder as the Company may appoint may retain physical custody of any certificates representing the Shares until all of the Restrictions lapse or shall have been removed.

2.2    Restrictions.

(a)    Forfeiture. The Restricted Stock shall vest in accordance with the vesting schedule set forth on the Grant Notice. Except as otherwise determined by the Board, any portion of the Restricted Stock which is not vested pursuant to the Grant Notice as of the date the Participant incurs a Termination of Service shall automatically be forfeited by the Participant on the date of such Termination of Service without any additional consideration therefore and without any further action by the Company.

(b)    Tax Withholding; Conditions to Issuance of Certificates. Notwithstanding any other provision of this Agreement:

(i)    The Participant is ultimately liable and responsible for all taxes owed in connection with the Restricted Stock, regardless of any action the Company or any of its subsidiaries takes with respect to any tax withholding obligations that arise in connection with the Restricted Stock. Neither the Company nor any of its subsidiaries makes any representation or undertaking regarding the treatment of any tax withholding in connection with the awarding or vesting of the Restricted Stock or the subsequent sale of shares. The Company and its subsidiaries do not commit and are under no obligation to structure the Restricted Stock to reduce or eliminate the Participant’s tax liability.

(ii)    Prior to any tax withholding becoming due, the Participant shall make arrangements to satisfy such tax withholdings when due. To the extent agreed upon by the Board and the Participant, the Company (or the employing subsidiary) may withhold a portion of the shares of Restricted Stock that have an aggregate fair market value sufficient to pay the minimum federal, state and local income, employment and any other applicable taxes required to withheld by the Company or the employing subsidiary with respect to the shares (or such other amount as determined by the Board that will not result in any adverse accounting consequences). Notwithstanding any contrary provision of this Agreement, no vested Shares will be released from the Company unless and until satisfactory arrangements (as determined by the Board) will have been made by the Participant with respect to the payment of any income and other taxes which the Company determines must be withheld or collected as of the vesting date with respect to such Shares.

2.3    Rights as Stockholder. Except as otherwise provided herein, upon the Grant Date, the Participant shall have all the rights of a stockholder with respect to the Shares, including the right to receive any cash or stock dividends or other distributions paid to or made with respect to the Shares, subject to the Restrictions herein.

2.4    Retained Distributions. The Company will retain custody of all cash dividends (without interest) and other distributions (“Retained Distributions”) made or declared with respect to the Restricted Stock (and such Retained Distributions will be subject to the Restrictions and the other terms and conditions under this Agreement that are applicable to the Restricted Stock) until such time, if ever, as the Restricted Stock with respect to which such Retained Distributions shall have been made, paid or declared shall have become vested pursuant to the Grant Notice or, if earlier, tax withholding is otherwise due with respect to such Restricted Stock. Retained Distributions will automatically be forfeited upon forfeiture of the share of Restricted Stock with respect to which the Retained Distributions were paid or declared.

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ARTICLE III.

RESTRICTIVE COVENANTS

3.1    Existing Obligations. The Participant acknowledges and agrees that the Participant shall remain subject to, and will comply with, all of the restrictive covenants set forth in any agreement entered into between the Participant and the Company or any of its Subsidiaries, including, without limitation, that certain employment agreement entered into by and between the Company and the Participant, dated as of October 6, 2015, and, without limiting any rights under the foregoing agreements, in consideration for the Company’s obligations set forth herein and other good and valuable consideration, the sufficiency of which is hereby acknowledged and agreed, the restrictive covenants set forth in that certain employment agreement referenced directly above are hereby incorporated by reference into this Section 3.1 as if set forth in full herein.

ARTICLE IV.

OTHER PROVISIONS

4.1    Governing Law; Severability. This Agreement shall be administered, interpreted and enforced under the laws of the State of Delaware, without regard to the conflicts of law principles thereof or of any other jurisdiction. Should any provision of this Agreement be determined by a court of law to be illegal or unenforceable, the other provisions shall nevertheless remain effective and shall remain enforceable.

4.2    Notices. Any notice to be given under the terms of this Agreement to the Company shall be addressed to the Company at its principal executive offices in care of the Secretary of the Company, and any notice to be given to the Participant shall be addressed to the Participant at the most recent address for the Participant shown in the Company’s records. By a notice given pursuant to this Section 4.2, either party may hereafter designate a different address for notices to be given to that party. Any notice shall be deemed duly given when sent via email or when sent by certified mail (return receipt requested) and deposited (with postage prepaid) in a post office or branch post office regularly maintained by the United States Postal Service.

4.3    Successors and Assigns. The Company may assign any of its rights under this Agreement to single or multiple assignees, and this Agreement shall inure to the benefit of the successors and assigns of the Company. Subject to the restrictions on transfer herein set forth, this Agreement shall be binding upon the Participant and his heirs, executors, administrators, successors and assigns.

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